UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 9, 2019

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Washington Street – Ste 301, Brooklyn, NY	11201
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

a.	Andre Zeitoun, the Company’s President and Chief Executive Officer and a Director, resigned on September 9, 2019.

b.

Mario Concha, 79, the Chairman of the Board of Directors of the Company, was appointed the Company’s President and Chief Executive Officer on September 9, 2019. He has been a director since 2013 and Chairman of the Board since 2016.

Mr. Concha is the President of Mario Concha and Associates, LLC, a firm providing consulting services to senior executives and members of boards of directors. In addition to providing consulting services, he has served as a director of Arclin, Ltd., a manufacturer of specialty resins, and Auro Resources, Corp, a mineral exploration company with holdings in Colombia’s gold region. Prior to founding Mario Concha and Associates in 2005, Mr. Concha was an officer of Georgia Pacific Corporation and president of its Chemical Division from 1998 to 2005. Prior to Georgia Pacific, Mr. Concha participated in the formation of GS Industries, a manufacturer of specialty steels for the mining industry, through a leveraged buyout of Armco Inc’s Worldwide Grinding Systems Division. He then served as President of its International Division from 1992 to 1998. From 1985 to 1992, Mr. Concha was Vice President-International for Occidental Chemical Corporation. Prior to Occidental Chemical, he served in several senior management positions at Union Carbide Corporation in the United States and overseas.

Mr. Concha is a graduate of Cornell University with a degree in Chemical Engineering. He has attended the Advanced Management Program at the University of Virginia’s Darden School of Business and the NACD-ISS accredited Director’s College at the University of Georgia’s Terry College of Business. He is a member of the National Association of Corporate Directors, the American Chemical Society, and the American Institute of Chemical Engineers.

Mr. Concha has over 40 years experience as a hands-on corporate executive. He has first-hand industry knowledge, gained from senior executive positions in various industries, including chemicals, plastics, forest products, metals, and mining. In addition to manufacturing operations, he has had extensive involvement in marketing, sales, and finance. Mr. Concha also brings corporate governance experience, having served on both public and private company boards.

Mr. Concha has no family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Item 9.01	Financial Statements and Exhibits

99.1	Press release dated September 12, 2019.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	September 11, 2019	/s/ CHRISTOPHER T. CARNEY
By: Christopher T. Carney
Chief Financial Officer